SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2006 Annual Meeting of Shareholders and Proxy Statement
SOUTHWEST GAS CORPORATION Annual Meeting 2006 May 4, 2006 – Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, May 4, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation (“Company”) will be held on Thursday, May 4, 2006, at 10:00 a.m. in the conference facilities at the Palms Casino Resort, 4321 West Flamingo Road, Las Vegas, Nevada, for the following purposes:

(1)	To elect 12 directors of the Company;

(2)	To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has established March 7, 2006, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ACCOMPANYING PROXY BY TELEPHONE, INTERNET OR MAIL AT YOUR EARLIEST CONVENIENCE. IF YOU MAIL IN YOUR PROXY, PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

The Annual Report to Shareholders for the year ended December 31, 2005, is also enclosed.

George C. Biehl
Executive Vice President/Chief Financial Officer
& Corporate Secretary

March 24, 2006

i

ii

Jeffrey W. Shaw, C.E.O.

March 24, 2006

Dear Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 4, 2006, in the conference facilities at the Palms Casino Resort, 4321 West Flamingo Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to consider the election of 12 directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2006. Your Board of Directors asks you to support the director nominees listed in the proxy materials and to vote FOR ratification of the selection of PricewaterhouseCoopers LLP.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote the accompanying proxy by telephone, internet or mail at your earliest convenience.

Your interest and participation in the affairs of the Company are sincerely appreciated.

Sincerely,

LOCATION OF 2006

SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

PALMS CASINO RESORT

4321 West Flamingo Road

Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road • P.O. Box 98510

• Las Vegas, Nevada 89193-8510 •

PROXY STATEMENT

March 24, 2006

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Southwest Gas Corporation for the 2006 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. In this proxy statement, we refer to Southwest Gas Corporation as “the Company,” the Board of Directors as “we,” “our,” “us,” or “the Board” and the committees of the Board of Directors as the name of the specific committee or as “the committee.”

We intend to mail this proxy statement and a proxy card to shareholders on or about March 24, 2006.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting in these materials, including the election of directors, the ratification of the selection of our independent accountants, and the transaction of other business, if properly presented at the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 7, 2006, the record date for the Annual Meeting, are entitled to receive notice of and participate in the meeting. If you were a shareholder of record on that date, you are entitled to vote all of the shares that you held on that date at the meeting, or any adjournment or postponement of the meeting.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to mail your proxy directly to us, to give your voting instructions on the internet or by telephone or to vote in person at the Annual Meeting.

If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares and hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, banks, or other holder of record how to vote by following the instructions that accompany your proxy materials.

If you hold your shares indirectly in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you have the right to direct the trustee of the EIP how to vote by following the instructions that accompany your proxy materials.

How many votes do I have?

You have one vote for each share of Company common stock you owned as of the record date for the Annual Meeting.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

*	Complete the enclosed proxy card, sign it and return it in the enclosed postage-paid envelope;

*	Vote by telephone by calling toll-free 1-800-660-7809 on a touch-tone telephone by following the instructions on the enclosed proxy card; or

*	Vote over the internet at our internet address: www.proxyvoting.com/swg by following the instructions on the enclosed proxy card.

Can I change my vote?

Yes, you can change your vote by (a) sending a new proxy card with a later date; (b) casting a new vote by telephone or over the internet; (c) sending a written notice of revocation to our Corporate Secretary by mail to Shareholder Services, Southwest Gas Corporation, P.O. Box 98510, Las Vegas, NV 89193-8510, or by facsimile at 702-871-9942; or (d) voting by ballot at the Annual Meeting.

What are the Board’s recommendations?

The Board’s recommendations are set forth with the description of each item in this proxy statement. In summary, the Board recommends a vote:

*	FOR election of the nominated slate of directors (see Item 1); and

*	FOR ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants (see Item 2).

With respect to any other matter that properly comes before the Annual Meeting, Thomas Y. Hartley and LeRoy C. Hanneman, Jr., our proxies, will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How many votes must be present to hold the Annual Meeting?

The Company will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the shares entitled to vote are represented in person or by proxy at the meeting. As of the record date, 39,570,056 shares of Company common stock were outstanding and entitled to vote, and the presence of the holders of at least 19,785,029 shares of Company common stock will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the votes considered being present at the meeting.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and some beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants are considered “routine” matters and a broker has the discretionary voting power to vote on these matters without any instructions from the beneficial owner.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast. The ratification of PricewaterhouseCoopers LLP’s selection requires the affirmative vote of a majority of the shares of Company common stock represented at the Annual Meeting and entitled to vote.

Do I have an opportunity to cumulate my votes for director nominees?

Shareholders have cumulative voting rights for the election of directors, if certain conditions are met. Shareholders entitled to vote may cumulate their votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting at the meeting, notice has been given that a shareholder intends to cumulate his or her votes. Shareholders deciding to cumulate their votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Company common stock held by them on the Record Date. The votes may be cast for one candidate or allocated among two or more candidates in any manner the shareholders choose. If any shareholder has given notice of cumulative voting, all shareholders may cumulate their votes for candidates in nomination.

If sufficient numbers of shareholders exercise cumulative voting rights to elect one or more candidates, our proxies will:

*	determine the number of directors they can elect;

*	select such number from among the named candidates;

*	cumulate their votes; and

*	cast their votes for each candidate among the number they can elect.

How are my votes counted?

*	Election of Directors: You may vote “FOR ALL,” “FOR ALL EXCEPT” or “WITHHOLD AUTHORITY FOR ALL” of the director nominees. If you mark “FOR ALL EXCEPT,” your votes will be counted for every director nominee other than the one(s) you indicate.

*	Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” the selection of our independent accountants. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have no effect on the ratification of the proposal.

We will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company shareholders.

What if I do not vote for some of the matters listed on my proxy card?

If you return a signed proxy card or vote by telephone or the internet without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the proxy card and “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP to be the Company’s independent accountants for 2006.

Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?

*	Shares held in street name: If you do not instruct your broker to vote your shares of Company common stock held in street name, your broker has the discretion to vote your shares on all routine matters scheduled to come before the Annual Meeting. If any matters to be considered at the meeting are viewed as “non-routine,” your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your broker will vote your shares as broker non-votes. All matters scheduled to come before the meeting are “routine” and your broker will have the discretion to vote your shares unless you provide voting instructions.

*	Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Company common stock you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters are properly brought before the meeting, your shares will be voted at the discretion of the proxies, unless otherwise instructed.

What rules of conduct will govern the Annual Meeting?

To ensure that our Annual Meeting is conducted in an orderly fashion and the shareholders wishing to speak at the meeting have a fair opportunity to do so, we will have certain guidelines and rules for the conduct of the meeting, which we will provide to those attending the meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who is soliciting my proxy?

Your proxy is being solicited by the Board. Morrow & Co. has been employed to assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $5,500 plus certain expenses. Arrangements have also been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to you, if your shares are held in a street name, and Morrow & Co. will reimburse them for their expenses in providing the materials to you.

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property, and affairs are managed by or are under our direction. We are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to us and by participating in our regular Board and committee meetings.

We have determined that directors Chestnut, Cortez, Gardner, Hanneman, Hartley, Kropid, Melarkey, Sparks, and Wright and director-nominee Mariucci have no material relationships with the Company and are “independent.” In making this determination, we have reviewed all transactions or relationships with the Company using a definition of “material relationships” to include the criteria listed in Section 303A of the Listing Rules of the NYSE and have presumed that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) and authorized by the Company’s regulatory tariffs above the Item 404 threshold are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act and Section 303.01 of the Listing Rules of the NYSE. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”). We based our determination primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family relationships and on discussions with directors.

Our Board meetings are scheduled for the third Tuesday of January and September, the fourth Thursday of February, the first Tuesday of August, the fourth Tuesday of November, and the Wednesday before the Annual Meeting in May. An organizational meeting is also held immediately following the Annual Meeting. We held six regular meetings and one organizational meeting in 2005. Each incumbent director attended more than 75% of our Board and the committee meetings on which he or she served during 2005. Non-management directors are expected to meet in executive session at least four times a year, and the “independent” directors are expected to meet at least once a year. These sessions are presided over by Thomas Y. Hartley, Chairman of the Board, who is the current “Presiding Director.”

Thomas Y. Hartley, consistent with our age 72 retirement policy for directors, will be retiring from the Board at the conclusion of this year’s Annual Meeting. With Mr. Hartley’s retirement, it is our intention to elect LeRoy C. Hanneman, Jr., Chairman of the Board, subject to his reelection as a director at this year’s meeting. Mr. Hanneman would assume these new responsibilities, including those of the Presiding Director, at the organizational meeting immediately following the Annual Meeting.

Committees of the Board

Our permanent Board committees consist of Audit, Compensation, Nominating and Corporate Governance, and Pension Plan Investment. Each committee has established responsibilities, while Audit, Compensation, and Nominating and Corporate Governance have detailed charters designed to satisfy the Listing Rules of the NYSE. The members of the Audit, Compensation, and Nominating and Corporate Governance committees are comprised solely of independent directors as outlined above.

The Audit Committee, whose functions are discussed here and below under the captions “Selection of Independent Accountants” and “Audit Committee Report,” is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It consists of directors Gardner (the Chairman), Chestnut, Hartley, Kropid, and Wright. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal controls and financial reporting process. The committee also discusses these matters with the Company’s independent accountants, internal auditors and Company financial personnel. We determined that directors Gardner and Hartley, who are independent, each qualifies as an “audit committee financial expert,” as the term is defined in Item 401(h) of Regulation S-K under the Exchange Act.

The Compensation Committee makes recommendations to us on such matters as directors’ fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee is also responsible for the “Report on Executive Compensation” and related disclosures contained in this proxy statement. The committee consists of directors Sparks (the Chairperson), Cortez, Hanneman, Melarkey, and Wright.

The Nominating and Corporate Governance Committee makes recommendations to us regarding nominees to be proposed for election as directors, evaluates the Board’s size, composition, organization, processes, practices, and number of committees, and establishes the criteria for the selection of directors. The committee considers written suggestions from shareholders regarding potential nominees for election as directors. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to us corporate governance principles and compliance programs for the Company. The committee consists of directors Hanneman (the Chairman), Chestnut, Gardner, Hartley, and Kropid.

The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the Company’s retirement plan. The committee consists of directors Melarkey (the Chairman), Biehl, Cortez, Maffie, and Sparks.

During 2005, the Audit Committee held six meetings, the Compensation Committee held three meetings, the Nominating and Corporate Governance Committee held four meetings, and the Pension Plan Investment Committee held four meetings.

The charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, the Company’s corporate governance guidelines, and the Company’s code of business conduct that applies to all employees, officers and directors are available on the Company’s website at: http://www.swgas.com/investorrelations. Print versions of these documents are available to shareholders upon request directed to the Corporate Secretary, Southwest Gas Corporation, 5241 Spring Mountain Road, Las Vegas, NV 89150.

Selection of Directors

We believe our Board should be comprised of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration, and familiarity with national and international business matters and the energy industry. Additional factors that will be considered in the selection process include the following:

*	Independence from management;

*	Diversity, age, education, and geographic location;

*	Knowledge and business experience;

*	Integrity, leadership, reputation, and ability to understand the Company’s business;

*	Existing commitments to other businesses and boards; and

*	The current number and composition of our existing directors.

The Nominating and Corporate Governance Committee will consider candidates for directors suggested by shareholders applying the criteria for candidates described above and considering the additional information referred to below. Shareholders who would like to suggest a candidate should write to the Company’s Corporate Secretary and include:

*	A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;

*	The name of and contact information for the candidate;

*	A statement of the candidate’s business and educational experience;

*	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

*	A statement detailing any relationship between the candidate and the Company, Company affiliates, and any competitor of the Company;

*	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

*	The candidate’s written consent to being named a nominee and serving as a director if elected.

When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The committee may also retain a search firm to identify potential candidates.

Anticipating Mr. Hartley’s retirement, the committee initiated a search for potential director nominee candidates for his replacement. The committee asked the directors and officers of the Company for their recommendations. A list of potential candidates residing in the Company’s service territory was compiled. The committee reviewed the qualifications of the potential candidates, along with three candidates submitted by Company shareholders, applying the above-described criteria. The committee recommended Anne L. Mariucci as Mr. Hartley’s replacement. Ms. Mariucci was recommended to the committee by a non-management director and will join the remaining directors as the committee’s recommended candidates for this year’s election. The Board adopted the committee’s recommendation, and the slate of director nominees for your consideration is listed in the proxy materials.

Shareholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 20 days prior to the first anniversary of the preceding year’s annual meeting or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. For this year’s Annual Meeting, the required notice must be received by the

Company on or before April 14, 2006. In order to make such a nomination, a shareholder is required to include in the written notice the following:

*	As to each person whom the shareholder proposes to nominate for election or reelection as a director all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act, as amended;

*	Each person’s written consent to being named a nominee and serving as a director, if elected;

*	The name and address of the proposing shareholder or beneficial owner; and

*	The class and number of shares of the Company held directly or indirectly by the proposing shareholder.

Shareholder Nominees

Three director nominee candidates were submitted by shareholders during 2005 for consideration by the Nominating and Corporate Governance Committee. The three shareholder proposed candidates were Thomas G. Asimou, Aaron P. Dworkin, and Stuart Nieman. The committee, applying the above-described criteria, considered these candidates along with the candidates suggested by the directors. As discussed above, the committee selected Anne L. Mariucci for the one vacant position on the Board.

Directors’ Compensation

Outside directors receive an annual retainer of $40,000, and $1,650 for each Board and committee meeting attended and for any additional day of service committed to the Company. The chairperson of the Audit Committee receives an additional $10,000 annually, and the chairpersons of the other permanent committees each receive an additional $5,000 annually. The Chairman of the Board receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

The outside directors also receive part of their compensation in stock options, stock awards or other incentives linked to the value of Company common stock. At last year’s Annual Meeting, each outside director received options to purchase 3,000 shares of Company common stock under the provisions of the 2002 Stock Incentive Plan. The purchase price for the options is the market price of Company common stock on the date granted. The options become exercisable in increments, over three years, commencing with the first anniversary of the grant. Additional options to purchase 3,000 shares of Company common stock will be granted to each outside director on the date of each annual meeting during the 10-year term of the Option Plan so long as shares remain available. All options granted to the outside directors will expire 10 years after the date of each grant.

Outside directors may defer their cash compensation until retirement or termination of their status as directors. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15, or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate on January 1 for the five years prior to distribution.

The Company also provides a retirement plan for certain current outside directors. Outside directors elected to the Board prior to the 2003 Annual Meeting are eligible to participate in the plan.

Under the provisions of the plan, an outside director who satisfies the plan’s age and years of service requirements can retire and receive an annual benefit equal to the annual retainer at the director’s retirement.

Directors and Officers Share Ownership Guidelines

In order to align our interests with that of all shareholders, we have adopted Company common stock ownership guidelines for the directors and Company officers.

The outside directors are expected to acquire and retain a minimum of 2,000 shares of Company common stock by January 20, 2006, and an additional 1,000 shares by January 20, 2007, for a total of 3,000 shares. Any new directors elected to the Board for the first time, at or after this year’s Annual Meeting, will be expected to satisfy the share ownership guidelines within two years of becoming a director. Management directors are expected to purchase and retain specific share minimums tied to their positions with the Company.

Company officers are expected to acquire and retain the following minimum levels of Company common stock.

*	Chief Executive Officer	25,000 shares
*	President	15,000 shares
*	Executive Vice President	12,500 shares
*	Senior Vice President	10,000 shares
*	Vice President	5,000 shares

Current executives will have five years to satisfy these guidelines. Newly named executives and executives promoted to positions requiring a greater number of shares will have an additional two years to reach the new levels.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee through the 2005 Annual Meeting were directors Sparks, Hanneman, Kropid, and Melarkey. After the Annual Meeting, the members of the committee were directors Sparks (the Chairperson), Cortez, Hanneman, Melarkey, and Wright, the current members of the committee. None of the members has ever been an officer or employee of the Company or any of its subsidiaries and no “compensation committee interlocks” existed during 2005.

Director Attendance at Annual Meetings

We normally schedule Board meetings in conjunction with each annual meeting and we expect each director to attend the meetings. Last year, all of the directors attended the 2005 Annual Meeting.

Shareholder Communications with Directors

Any shareholders who would like to communicate with the Board, the Presiding Director, or any individual directors can write to:

Southwest Gas Corporation

Corporate Secretary

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, NV 89193-8510

Depending on the subject matter, management will:

*	forward the communication to the director or directors to whom it is addressed;

*	attempt to handle the inquiry directly, for example, where it is a request for information about the Company or it is a stock-related matter; or

*	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and not be processed by management. At each of our meetings, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make such communications available to the directors.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Election of the Director Nominees.

Names and Qualifications of Nominees

Each director elected at an annual meeting will serve until the next annual meeting and until his or her successor is elected and qualified. Eleven of the nominees were elected to their present term of office at the last Annual Meeting on May 5, 2005. Thomas Y. Hartley, consistent with our age 72 retirement policy for directors, will be retiring from the Board at the conclusion of this year’s meeting. Mr. Hartley has been a director since 1991 and has served as Chairman of the Board for the last nine years. The Company is grateful for his counsel, insight, advice, and service over the last 15 years. Anne L. Mariucci is the new nominee to the Board.

The 12 nominees for director receiving the highest number of votes, a plurality, will be elected to serve until the next Annual Meeting. The names of the nominees, their principal occupation, and recent employment history are set forth on the following pages.

George C. Biehl

Executive Vice President, Chief Financial Officer & Corporate Secretary

Southwest Gas Corporation

Director Since: 1998

Board Committees: Pension Plan Investment

Mr. Biehl, 58, joined the Company in 1990 as Senior Vice President and Chief Financial Officer after serving in a number of capacities with Deloitte Haskins & Sells (now Deloitte & Touche) and as chief financial officer for PriMerit Bank for the five years before joining the Company. He became Corporate Secretary of the Company in 1996 and was named Executive Vice President in 2000. Mr. Biehl graduated from The Ohio State University with a degree in accounting and earned his MBA with an emphasis in finance from Columbia University. He is a member of the American Institute of Certified Public Accountants, a member of the Las Vegas Chamber of Commerce Leadership Las Vegas Program, and serves on various committees of several trade associations.

Thomas E. Chestnut

Owner, President and CEO

Chestnut Construction Company

Director Since: 2004

Board Committees: Audit, Nominating and Corporate Governance

Mr. Chestnut, 54, after serving in Vietnam with the U.S. Army, began a career in the construction industry in 1972 with Del Webb Corporation. Leaving Webb in 1980 as Manager of Commercial Operations, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly owned subsidiary of Weyerhaeuser Company. He remained with Wray until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past President and Life Director of the Arizona Builders Alliance and a past President of the Arizona Building Chapter of the Associated General Contractors of America. He is a past Chair and Life Trustee of the Carondelet Foundation, a member of the Tucson Conquistadors, a member and past Director of the Centurions of St. Mary’s Hospital, and a member of the Alexis de Toqueville Society of United Way of Greater Tucson. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year by the Tucson Metropolitan Chamber of Commerce and the 2002 Arizona Small Business Person of the Year by the United States Small Business Administration.

Manuel J. Cortez

Retired President and Chief Executive Officer

Las Vegas Convention and Visitors Authority

Director Since: 1991

Board Committees: Compensation, Pension Plan Investment

Mr. Cortez, 67, retired as president and chief executive officer of the Las Vegas Convention and Visitors Authority (“LVCVA”) in 2004. Prior to his positions at the LVCVA, he served four terms (1977-1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, and the University Medical Center Board of Trustees, and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Children’s Museum, and Big Brothers-Big Sisters. He presently serves on the community board of St. Rose Dominican Hospitals.

Richard M. Gardner

Retired Partner

Deloitte & Touche LLP

Director Since: 2004

Board Committees: Audit (Chairman), Nominating and Corporate Governance

Mr. Gardner, 68, obtained his degree in accounting from Brigham Young University in 1963 and was employed by Deloitte & Touche in its Los Angeles and Phoenix offices until his retirement in 2000. As an audit partner for 27 years, he served clients in various industries and in several management capacities including Professional Practice Director for the Los Angeles area offices. He is a member of the American Institute of Certified Public Accountants and has been active in numerous civic, educational and charitable boards.

LeRoy C. Hanneman, Jr.

Chairman and Chief Executive Officer

Element Homes, LLC

Director Since: 2003

Board Committees: Compensation, Nominating and Corporate Governance (Chairman)

Mr. Hanneman, 59, received his undergraduate degree in construction engineering from Arizona State University. He is the chief executive officer of Element Homes, a homebuilding and real estate development company with projects in the metropolitan Phoenix, Arizona area. Mr. Hanneman is a 30-year veteran of the housing industry and former president, chief operating and chief executive officer of Del Webb Corp. He has served on a number of charitable organization boards including United Way, Boy Scouts of America, and Boys and Girls Club of America.

James J. Kropid

President

James J. Kropid Investments

Director Since: 1997

Board Committees: Audit, Nominating and Corporate Governance

Mr. Kropid, 68, received his undergraduate degree from DePaul University and participated in the executive development program at the University of Illinois. He joined Centel Corporation in 1961 and became president of its Central Telephone Company-Nevada/Texas division in 1987. In 1993, the Governor of Nevada appointed him to the position of general manager of the Nevada State Industrial Insurance System, a position in which he served for almost two years. He is currently president of his own investment company. Mr. Kropid is involved in many civic and charitable organizations. In 2003, Mr. Kropid served as the interim executive director of the United Way of Southern Nevada and is on the board of directors and executive committee of that organization. He is a past president of the Las Vegas Area Council of the Boy Scouts of America and presently serves on that board and is a past chairman of the YMCA of Southern Nevada. He also serves on the executive committee of the Desert Research Institute Foundation and he chairs that organization’s Green Power Project.

Michael O. Maffie

Retired Chief Executive Officer

Southwest Gas Corporation

Director Since: 1988

Board Committees: Pension Plan Investment

Mr. Maffie, 58, joined the Company in 1978 as Treasurer after seven years with Arthur Andersen & Co. He was named Vice President/Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, President and Chief Executive Officer in 1993 and Chief Executive Officer in 2003, until his retirement in 2004. He received his undergraduate degree in accounting and his MBA in finance from the University of Southern California. He serves as a director of Boyd Gaming Corporation and was a director of Del Webb Corporation and Wells Fargo Bank/Nevada Division. A member of various civic and professional organizations, he served as chairman of the board of trustees of the UNLV Foundation and is a past chairman of the Board of United Way of Southern Nevada. He also is a past director of the Western Energy Institute and the American Gas Association.

Anne L. Mariucci

General Partner

Inlign Capital Partners

Director Since: Nominee

Ms. Mariucci, 48, received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business. She spent the majority of her professional career in the large-scale community development and homebuilding business. Ms. Mariucci was employed by Del Webb Corporation in 1984 and served in a variety of senior management capacities, culminating in president. She retired from Del Webb’s successor Pulte Homes, Inc. in 2003 and with two partners founded Inlign Capital Partners, a private equity firm investing in privately held companies. She is also affiliated with Hawkeye Partners in Dallas, Texas, and Glencoe Capital in Chicago, Illinois. Ms. Mariucci is on the boards of the Arizona State Retirement System and the Arizona Board of Regents. She also serves as a director of Scottsdale Healthcare, the Arizona University Foundation and the Fresh Start Women’s Foundation.

Michael J. Melarkey

Partner

Avansino, Melarkey, Knobel & Mulligan

Director Since: 2004

Board Committees: Compensation, Pension Plan Investment (Chairman)

Mr. Melarkey, 56, a partner in the law firm of Avansino, Melarkey, Knobel & Mulligan received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. He has been in private legal practice in Reno, Nevada, since 1976. Mr. Melarkey is a member of the American Bar Association, the International Association of Gaming Lawyers and the State Bar of Nevada. He is a trustee of the Bretzlaff Foundation, a trustee of the Robert S. and Dorothy J. Keyser Foundation, a trustee of the Roxie and Azad Joseph Foundation, a trustee of the E. L. Wiegand Trust and vice president of the E. L. Wiegand Foundation. He is vice president of Miami Oil Producers, Inc. and serves as a director of the Gabelli Dividend and Income Trust, the Gabelli Global Utility and Income Trust, and the Gabelli Global Gold, Natural Resources & Income Trust, all closed-end mutual funds.

Jeffrey W. Shaw

Chief Executive Officer

Southwest Gas Corporation

Director Since: 2004

Board Committees: None

Mr. Shaw, 47, joined the Company in 1988 as Director of Internal Audit. He was promoted to Controller and Chief Accounting Officer in 1991, Vice President/Controller and Chief Accounting Officer in 1993, Vice President and Treasurer in 1994, Senior Vice President/Finance and Treasurer in 2000, Senior Vice President/Gas Resources and Pricing in 2002, President in 2003 and Chief Executive Officer in June 2004. Mr. Shaw received a degree in accounting from the University of Utah in 1983 and worked for Arthur Andersen & Co., in its Dallas and Las Vegas offices prior to joining Southwest Gas. He is a member of the American Institute of Certified Public Accountants, the Nevada Society of CPAs, and the Leadership Las Vegas Alumni Association. Mr. Shaw serves on the boards of the American Gas Association, the Western Energy Institute, the UNLV Foundation, the Desert Research Institute and the Las Vegas Area Council of the Boy Scouts of America.

Carolyn M. Sparks

President

International Insurance Services, Ltd.

Director Since: 1988

Board Committees: Compensation (Chairperson), Pension Plan Investment

Mrs. Sparks, 64, graduated from the University of California Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in Las Vegas, Nevada, in 1966. She served on the University and Community College System of the Nevada Board of Regents from 1984 to 1996, and in 1991 was elected to a two-year term as chair of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding and chairing the University Medical Center Foundation and the Children’s Miracle Network Telethon. She is the chairperson of the Nevada Children’s Center Foundation, president of the Salvation Army Advisory Board, vice president of Nevada Ballet Theater and was founding president of the Nevada International Women’s Forum. She also serves on the Foundation Boards of the University of Nevada Las Vegas and the Community College of Southern Nevada. In 2004, she was appointed by the Governor of Nevada to the Nevada Taxicab Authority Board.

Terrence “Terry” L. Wright

Owner/Chairman of the Board of Directors

Nevada Title Company

Director Since: 1997

Board Committees: Audit, Compensation

Mr. Wright, 56, received his undergraduate degree in business administration and his juris doctor from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to the Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now known as Nevada Title Company. Mr. Wright is the chairman of the board and majority owner of Westcor Land Title Insurance Company, which has operations in Alabama, Arizona, California, Florida, Texas and Utah. He is a member of the California and Illinois bar associations and has served on the board of directors for Nevada Land Title Association, the Las Vegas Monorail and the Tournament Players Club in Las Vegas. He is a past chairman of the Nevada Development Authority and the Nevada Chapter of the Young President’s Organization. Mr. Wright is also the former chairman of the UNLV Foundation.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers.    The following table discloses all Company common stock beneficially owned by the Company’s directors, the nominees for directors and the executive officers of the Company, as of March 7, 2006.

Directors, Nominees & Executive Officers	No. of Shares Beneficially Owned (1)		Percent of Outstanding Common Stock (2)
George C. Biehl	102,882	(3)(4)	*
Thomas E. Chestnut	5,300	(5)	*
Manuel J. Cortez	21,813	(6)	*
Richard M. Gardner	6,924	(7)	*
LeRoy C. Hanneman, Jr.	7,273	(8)	*
Thomas Y. Hartley	46,253	(9)	*
James J. Kropid	22,710	(10)	*
Michael O. Maffie	195,814	(11)	*
Anne L. Mariucci	0		*
Michael J. Melarkey	9,265	(12)	*
Jeffrey W. Shaw	134,193	(3)(13)	*
Carolyn M. Sparks	29,250	(14)	*
Terrence L. Wright	21,960	(15)	*
James P. Kane	43,706	(16)	*
James F. Lowman	21,241	(17)	*
Thomas R. Sheets	25,369	(3)(18)	*
Other Executive Officers	215,144	(19)	*

Total	909,097		2.30%

(1)	The Company common stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan (the “MIP”) for 2003, 2004, and 2005.

(2)	No individual officer or director owned more than 1% of Company common stock.

(3)	Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Biehl, Shaw and Sheets are trustees of the Foundation but disclaim beneficial ownership of said shares.

(4)	The holdings include 39,000 shares which Mr. Biehl has the right to acquire through the exercise of options under the 1996 and 2002 Stock Incentive Plans (collectively, the “Option Plans”).

(5)	The holdings include 3,300 shares (2,100 of which will become exercisable within 60 days) which Mr. Chestnut will have the right to acquire through the exercise of options under the Option Plans.

(6)	The holdings include 19,300 shares (3,000 of which will become exercisable within 60 days) which Mr. Cortez will have the right to acquire through the exercise of options under the Option Plans.

(7)	The holdings include 3,300 shares (2,100 of which will become exercisable within 60 days) which Mr. Gardner will have the right to acquire through the exercise of options under the Option Plans.

(8)	The holdings include 2,000 shares over which Mr. Hanneman has shared voting and investment control with his spouse and 5,273 shares (2,692 of which will become exercisable within 60 days) which he has the right to acquire through the exercise of options under the Option Plans.

(9)	The holdings include 25,000 shares (5,700 of which will become exercisable within 60 days) which Mr. Hartley has the right to acquire through the exercise of options under the Option Plans and 396 shares over which he has shared voting and investment control with his spouse through a family trust. Mr. Hartley also holds 8,000 shares of preferred trust securities issued by the Company’s financing subsidiary, Southwest Gas Capital II (“SWG II Securities”).

(10)	The holdings include 18,960 shares (3,000 of which will become exercisable within 60 days) which Mr. Kropid has the right to acquire through the exercise of options under the Option Plans and 3,750 shares over which he has shared voting and investment power with his spouse through a family trust. Mr. Kropid holds 1,000 shares of SWG II Securities in an individual retirement account and 1,500 shares of SWG II Securities in a family trust. Mrs. Kropid’s separate property trust holds 2,500 shares of SWG II Securities.

(11)	The holdings include 186,200 shares (1,200 of which will become exercisable within 60 days) which Mr. Maffie has the right to acquire through the exercise of options under the Option Plans and 1,085 shares over which his spouse has voting and investment control.

(12)	The holdings include 700 shares over which Mr. Melarkey has shared voting and investment control through a profit-sharing plan and 3,300 shares (2,100 of which will become exercisable within 60 days) which he has the right to acquire through the exercise of options under the Option Plans.

(13)	The holdings include 82,500 shares which Mr. Shaw has a right to acquire through the exercise of options under the Option Plans.

(14)	The holdings include 22,300 shares (3,000 of which will become exercisable within 60 days) which Mrs. Sparks has the right to acquire through the exercise of options under the Option Plans.

(15)	The holdings include 18,960 shares (3,000 of which will become exercisable within 60 days) which Mr. Wright has the right to acquire through the exercise of options under the Option Plans.

(16)	The holdings include 7,500 shares which Mr. Kane has the right to acquire through the exercise of options under the Option Plans.

(17)	The holdings include 3,750 shares which Mr. Lowman has the right to acquire through the exercise of options under the Option Plans.

(18)	The holdings include 7,500 shares which Mr. Sheets has the right to acquire through the exercise of options under the Option Plans.

(19)	The holdings of other executive officers include 100,250 shares that may be acquired through the exercise of options under the Option Plans.

Beneficial Owners.    Lord, Abbett & Co., LLC (“Lord Abbett”) reported on Schedule 13G, filed on February 14, 2006, that it owns in excess of 5% of Company common stock. Gabelli Asset Management Inc. and various related entities (collectively, “GAMCO”) have reported on Schedule 13D, filed on November 29, 2004, that they own in excess of 5% of Company common stock. Barclays Global Investors NA and various related entities (collectively, “Barclays”) reported on Schedule 13G, filed on January 26, 2006, that they owned in excess of 5% of Company common stock. T. Rowe Price Associates, Inc. (“T. Rowe Price”) reported on Schedule 13G, filed on February 14, 2006, that it owns in excess of 5% of Company common stock. The holdings of these entities on the dates noted herein and as a percentage of the shares outstanding on the Record Date, based on their filings with the SEC, are as follows:

Beneficial Owners	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
Lord Abbett	3,512,210	8.88%
90 Hudson Street
Jersey City, New Jersey 07302

GAMCO	3,139,892	7.94%
c/o Gabelli Asset Management Inc.
One Corporate Center
Rye, New York 10580

Barclays	3,007,521	7.60%
45 Fremont Street, 17th Floor
San Francisco, California 94105

T. Rowe Price	2,054,180	5.19%
100 E. Pratt Street
Baltimore Maryland 21202

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has adopted procedures to assist our directors and executive officers in complying with Section 16(a) of the Exchange Act, as amended, which include assisting in the preparation of forms for filing. For 2005, all but five reports were timely filed. A purchase of Company common stock by Terrence L. Wright, Director, consisting of 2,750 shares on December 22, 2005, was reported on January 6, 2006. The exercise of options and subsequent sale of Company common stock by Christina A. Palacios, Senior Vice President/Central Arizona Division, consisting of 1,300 options/shares on July 6, 2004, and 8,700 options/shares on July 7, 2004, were reported on March 22, 2005.

EXECUTIVE COMPENSATION AND BENEFITS

Report on Executive Compensation

The Compensation Committee, administers the Company’s executive compensation program. The committee annually reviews and approves the Company’s corporate goals and objectives relevant to the Chief Executive Officer’s (“CEO”) compensation, the CEO’s performance in relation to such goals and objectives and, together with the other independent directors of the Board (if directed by the Board), determine and approve the CEO’s compensation. The committee also reviews with the CEO and approves the salaries for the remaining officers of the Company.

Under the committee’s supervision, the Company has developed and is implementing an executive compensation program designed to satisfy the following objectives:

•	reasonableness;

•	competitiveness;

•	internal equity; and

•	performance.

These objectives are addressed through industry-based compensation comparisons and incentive plans that focus on specific annual and long-term Company financial and productivity performance goals.

Base Compensation.    The nature of the Company’s operation has historically led the committee to employ compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size used to establish the peer group index for the “Performance Graph” were factored into the compensation review. The committee also used other utility and general industry surveys to assess the Company’s compensation program. Continued use of such systems and surveys are designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company’s salaries, maintain the Company’s ability to compete for and retain qualified executive officers, and provide a means for ensuring that responsibilities are properly rewarded. Salaries for the Company’s executives are set relative to the midpoint levels (the 50th percentile of market) for their positions based on this industry comparison. Compensation above these levels, to the 75th percentile of market, is tied to achieving specific financial and productivity performance goals.

Performance-Based Compensation.    The fourth objective of the Company’s compensation program, performance, is addressed through the Company’s MIP and Option Plans, collectively referred to as the “Incentive Plans.” The committee has designed the Incentive Plans to retain key management employees and to focus on specific annual and long-term Company financial and productivity performance goals. Financial, productivity, and customer satisfaction factors are incorporated in the MIP, while the Option Plans are designed to align the economic interests of Company executives with your interests as shareholders.

Annually, the committee establishes incentive opportunities under the MIP, expressed as a percentage of salary, and determines the performance goals to be measured against these opportunities. For 2005 and 2006, the MIP awards were and will be based on the Company’s annual financial and productivity performance and customer satisfaction. While the financial measures incorporated in the MIP are significant to shareholder and customer interests, productivity and customer satisfaction measures are primarily significant to customer interests. In prior regulatory proceedings, the Company’s regulatory commissions have insisted that these customer satisfaction measures be included in the MIP in order to recover the cost of the program in the Company’s natural gas rates.

The financial performance measures the committee selected address the average of the Company’s return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company’s current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance measures address a specific customer-to-employee ratio target, actual customer-to-employee ratios in comparison to a peer group of natural gas distribution companies, and customer service satisfaction levels, as measured by an independent third-party, for each of the Company’s operating divisions. Each of the five performance measures is equally weighed and the actual performance award can range from 70% to 140% for each measure. If the threshold percentage for any measure is achieved, a percentage of annual performance awards will have been earned. Regardless of whether such awards are earned, no awards will be paid unless dividends paid on Company common stock equal or exceed the prior year’s dividends.

If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The committee reviews the CEO’s individual performance, who, in turn, will make a like determination for the other executive officers. Further, the annual awards will be split, with 40% paid in cash and the remaining 60% converted into performance shares tied to the value of Company common stock on the date of the awards. The performance shares will be restricted for three years and the ultimate payout in Company common stock will be subject to continued employment during this restricted period.

The Company’s performance during 2005 exceeded the targets for each of the three productivity factors. The thresholds for the two financial performance factors, however, were not achieved.

Grants under the Option Plans were provided to the Company’s executive officers during 2005. The options granted were not based upon a predetermined formula, but rather on the committee’s judgment as to the individual’s anticipated contribution to the future success of the Company. Information on options granted to the named executive officers in 2005 is set forth under the caption, “Executive Compensation and Benefits — Option/SARs Granted in 2005.”

CEO Compensation.    Compensation paid to Mr. Shaw for 2005 consisted of his base salary set relative to the midpoint level for salaries paid to chief executive officers of comparable companies, taking into consideration his length of service in his current position. Mr. Shaw received an increase in his base salary of $35,000 (7.5%) on July 26, 2005. Mr. Shaw’s targeted performance award under the MIP was set at $575,000 or 115% of his base salary. Under the MIP, 20% of the targeted award is applied to each performance measure and the actual award can range from 70% to 140% of the targeted award for each measure. Based on the Company’s overall 2005 performance in relation to the established performance goals, Mr. Shaw earned 81% of his targeted award, with 40% being paid in cash and 60% in performance shares.

Deductibility of Compensation.    The Company’s executive compensation program is being administered to maintain the tax deductibility of compensation paid to the named executive officers. Section 162(m) of the Code provides that compensation paid to the officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by shareholders or is otherwise exempt from such limitation. The Incentive Plans are designed to address these requirements and management believes that the compensation provided under these plans should be deductible. In the future, however, the Company may pay compensation that is nondeductible in limited circumstances if sound management of the Company so requires.

The committee believes that the compensation program addresses the Company’s compensation objectives, enhances the commitment of key management employees, and strengthens long-term shareholder value.

Compensation Committee

Carolyn M. Sparks (Chairperson)	Manuel J. Cortez
LeRoy C. Hanneman, Jr.	Michael J. Melarkey
Terrence L. Wright

Summary Compensation Table

The following table provides compensation earned by the Company’s chief executive officer and each of the four most highly compensated executive officers of the Company at year-end 2005 for fiscal years ended December 31, 2003, 2004, and 2005.

SUMMARY COMPENSATION TABLE (1)

					Long-Term Compensation			All Other Compensation ($)(5)
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Other Annual Compensation($)	Restricted Stock Award(s) ($)(2)(3)(4)	Options/ SARs(#)	LTIP Payouts ($)
Jeffrey W. Shaw	2005	480,342	186,300	0	279,450	50,000	N/A	31,162
Chief Executive Officer	2004	385,820	248,124	0	372,186	75,000	N/A	25,714
	2003	251,918	141,700	0	212,550	25,000	N/A	20,116

James P. Kane	2005	332,959	112,428	0	168,642	25,000	N/A	22,670
President	2004	293,721	149,408	0	224,112	40,000	N/A	19,855
	2003	261,370	106,733	0	160,099	15,000	N/A	18,291

George C. Biehl	2005	321,575	96,228	0	144,342	15,000	N/A	52,008
Executive Vice	2004	306,516	131,544	0	197,316	15,000	N/A	51,592
President/ Chief Financial Officer & Corporate Secretary	2003	292,027	117,720	0	176,580	15,000	N/A	56,653

Thomas R. Sheets	2005	241,822	60,264	0	90,396	12,500	N/A	49,465
Senior Vice President/	2004	231,344	82,476	0	123,714	12,500	N/A	47,140
General Counsel	2003	221,685	74,229	0	111,344	12,500	N/A	48,995

James F. Lowman	2005	237,418	60,270	0	90,405	10,000	N/A	33,587
Senior Vice President/	2004	225,844	81,256	0	121,885	10,000	N/A	33,009
Operations	2003	216,185	73,095	0	109,642	10,000	N/A	35,497

(1)	All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2)	MIP awards determined for calendar years 2003, 2004, and 2005 were paid in cash and performance shares in 2004, 2005, and 2006, respectively.

(3)	Dividends equal to the dividends paid on Company common stock will be accrued or paid on the performance shares awarded under the long-term component of the MIP during the restriction period.

(4)	The total number of performance shares granted in 2003, 2004, and 2005, for calendar years 2002, 2003, and 2004, and their value based on the market price of Company common stock at December 31, 2005, for the listed officers are as follows:

	Shares	Value
Mr. Shaw	30,163	$796,303
Mr. Kane	24,351	642,866
Mr. Biehl	24,985	659,604
Mr. Sheets	15,758	416,011
Mr. Lowman	15,419	407,062

(5)	The amounts shown in this column for each year consist of above-market interest on deferred compensation (in excess of 120% of the Applicable Federal Long-term Rate) and matching contributions under the Company’s executive deferral plan. Under the plan, executive officers may defer up to 100% of their annual compensation for payment at retirement or at some other employment terminating event. Interest on such deferrals is set at 150% of the Moody’s Seasoned Corporate Bond Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company’s 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary. The breakdown of this compensation for each named executive officer for 2005 is as follows:

	Interest	Contributions
Mr. Shaw	$16,768	$14,394
Mr. Kane	12,693	9,977
Mr. Biehl	42,368	9,640
Mr. Sheets	42,215	7,250
Mr. Lowman	26,471	7,116

Options/SARs Granted in 2005

The following table sets forth the number of shares of Company common stock subject to options granted under the Option Plans to the named executive officers listed in the Summary Compensation Table during 2005, together with related information.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#) (1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name					5 percent	10 percent
Jeffrey W. Shaw	50,000	15.80%	$26.10	7/25/15	$822,150	$2,074,950
James P. Kane	25,000	7.90	26.10	7/25/15	411,075	1,037,475
George C. Biehl	15,000	4.74	26.10	7/25/15	246,645	622,485
Thomas R. Sheets	12,500	3.95	26.10	7/25/15	205,538	518,738
James F. Lowman	10,000	3.16	26.10	7/25/15	164,430	414,990

(1)	Forty percent (40%) of the options become exercisable one year after the grant. Thirty percent (30%) of the options become exercisable two years after the grant, with the remainder becoming exercisable on the third anniversary of the grant.

(2)	The market price on the date the options were granted, July 26, 2005, was the exercise or base price of $26.10.

(3)	The 5% and 10% growth rates for the period ending July 25, 2015, which were determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), illustrate that the potential future value of the granted options is linked to future increases in growth of the price of Company common stock. Because the exercise price for the options equals the market price of Company common stock on the date of the grant, there will be no gain to the named executive officers without an increase in the stock price. The 5% and 10% growth rates are for illustration only and are not intended to be predictive of future growth.

Options/SAR Exercises and Year-End Values

Shown below is information with respect to unexercised options granted under the Option Plans to the named executive officers listed in the Summary Compensation Table and held by them at December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN 2005 AND

YEAR-END OPTION/SAR VALUES

Name	No. of Shares Acquired on Exercise	Values Realized	No. of Securities Underlying Unexercised Options/SARs at December 31, 2005		Value of Unexercised In-the-Money Options/SARs at December 31, 2005 (1)
			Exercisable	Unexercisable (2)	Exercisable	Unexercisable (2)
Jeffrey W. Shaw	7,500	$40,775	82,500	102,500	$298,425	$189,825
James P. Kane	64,000	224,137	7,500	53,500	0	103,395
George C. Biehl	37,500	211,819	39,000	28,500	119,355	55,395
Thomas R. Sheets	33,750	53,638	7,500	23,750	0	46,163
James F. Lowman	36,000	152,815	3,750	19,000	0	36,930

(1)	This column represents the difference between the exercise prices for in-the-money options and the closing price of $26.40 for Company common stock on the NYSE on December 30, 2005, the last trading date of 2005, times the number of in-the-money options.

(2)	Unexercisable options are those options which have been granted but cannot yet be exercised due to Code restrictions on the value of incentive options, restrictions incorporated into the Option Plans, and the specific option agreements.

Benefit Plans

Southwest Gas Basic Retirement Plan.    The named executive officers participate in the Company’s non-contributory, defined benefit retirement plan, which is available to all employees of the Company and certain of its subsidiaries. Benefits are based upon an employee’s years of service, up to a maximum of 30 years, and the average of the employee’s highest five consecutive years’ salary, excluding bonuses, within the final 10 years of service.

PENSION PLAN TABLE (1) (2)

	Years of Service
Annual Compensation	10	15	20	25	30
$100,000	17,500	26,250	35,000	43,750	52,500
200,000	35,000	52,500	70,000	87,500	105,000
300,000	52,500	78,750	105,000	131,250	157,500
400,000	70,000	105,000	140,000	175,000	210,000
500,000	87,500	131,250	175,000	218,750	262,500
600,000	105,000	157,500	210,000	262,500	315,000
700,000	122,500	183,750	245,000	306,250	367,500
800,000	140,000	210,000	280,000	350,000	420,000

(1)	Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2)	For 2006, the maximum annual compensation that can be considered in determining benefits under the Plan is $220,000. For future years, the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.

Compensation covered under the basic retirement plan is based on salaries depicted in the Summary Compensation Table. As of December 31, 2005, the credited years of service toward retirement for the named executive officers listed in the Summary Compensation Table are 17 years for Mr. Shaw, 28 years for Mr. Kane, 20 years for Mr. Biehl, 18 years for Mr. Sheets, and 30 years for Mr. Lowman.

Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

Supplemental Retirement Plan.    The named executive officers also participate in the Company’s supplemental retirement plan. Mr. Shaw and Mr. Sheets will be required to have 20 years of service to receive retirement benefits under the plan, while the other named officers may retire at age 55 and receive benefits under the plan. Benefits from the plan, when added to benefits received under the basic retirement plan, will equal 60% of their annual compensation. For Messrs. Shaw and Sheets, compensation is tied to a 12-month average of the highest 36-months of salary as depicted in the Summary Compensation Table. For Messrs. Biehl, Kane and Lowman, compensation is tied to their highest 12-months of salary as depicted in the Summary Compensation Table. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

Severance and Change in Control Arrangements

The Company has entered into employment agreements (“Employment Agreements”) with the named executive officers and three senior officers, and change in control agreements (“Change in Control Agreements”) with our remaining officers. The Employment Agreements generally provide for payment, upon termination without cause, of up to one and one-half years of total annual compensation (base salary, a predetermined level of incentive compensation and fringe benefits), and up to three years of total annual compensation for Mr. Shaw. The Employment Agreements also provide for the payment, upon the termination of employment within two years following a change in control of the Company, of an amount equal to either two or two and one-half times their total annual compensation. Under those circumstances, Mr. Shaw would be entitled to a payment equal to three times his total annual compensation.

The Change in Control Agreements for the remaining officers parallel the change in control provisions of the Employment Agreements, and provide that such officers would be entitled to an amount equal to two times their annual compensation. A change in control event under both forms of agreements is generally defined to include an acquisition by one person (or group of persons) of at least 20% of the ownership of the Company, the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board), or mergers and similar transactions which result in a 50% change in ownership.

Restricted stock awards and stock options may vest and become immediately exercisable upon a change in control event. Benefits under the Supplemental Retirement Plan may also vest and/or accelerate as a result of a change in control.

If any payment under these agreements or plans would constitute a “parachute payment” subject to any excise tax under the Code, the Company will pay the tax.

These agreements are for 24 months for each of the officers other than Mr. Shaw, whose agreement is for 36 months. The agreements automatically extend for successive one-year periods, unless canceled by the Company.

PERFORMANCE GRAPH

The performance graph below compares the five-year cumulative total return on Company common stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor’s 500 Stock Composite Index (“S&P 500”) and the S&P Small Cap Gas Index, consisting of the Company and 10 other natural gas distribution companies.

Comparison of 5-Year Cumulative Total Returns

(1)	The Company is using the S&P Small Cap Gas Index as its peer-group index.

(2)	The S&P Small Cap Gas Index, which is weighed by year-end market capitalization, consists of the following companies: Atmos Energy Corp.; Cascade Natural Gas Corp.; Energen Corp.; Laclede Group Inc.; New Jersey Resources Corp.; Northwest Natural Gas Co.; Piedmont Natural Gas Company; South Jersey Industries Inc.; Southern Union Company; the Company; and UGI Corp.

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT ACCOUNTANTS

(Item 2 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Ratification.

The Audit Committee has selected PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2006, subject to ratification of the selection by you, the shareholders. To the committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.

The committee is composed of independent directors and meets periodically with the Company’s internal auditors and independent accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the committee reviews both the audit scope and proposed fees for the coming year.

An affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy is necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company. If the shareholders do not ratify our selection, other firms of certified public accountants will be considered and one will be selected by the committee to be the Company’s independent accountants for 2006.

During the calendar years 2004 and 2005, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2004		2005

Audit Fees:	$1,428,000		$1,237,000

Audit and quarterly reviews	418,000		480,000

§404 internal control attestation	886,000	(1)	672,000

Financing and SEC filings	124,000		85,000

The services include the audit of the annual financial statements included in the Company’s Form 10-K, the reviews of unaudited quarterly financial statements included in the Company’s Form 10-Qs, subsidiary audits, consultation and comfort letters for various financing and SEC filings, and the assessment of the Company’s internal control over financial reporting.

(1)	The actual internal control attestation cost for 2004 is $29,000 lower than reflected in the 2005 Proxy Statement. The difference is due to the use of our initial estimate in last year’s proxy statement and the table now reflects the final amount agreed upon with PricewaterhouseCoopers LLP.

Audit-Related Fees:	$56,000	$62,000

Benefit plan audits	45,000	50,000

Statutory audits	11,000	12,000

The services include benefit plan audits and statutory audits.

Tax Fees:	$27,700	$26,600

Tax return review	25,000	26,000

Tax planning and advice	2,700	600

The services include corporate tax return reviews and corporate tax planning and advice. The independent accountants’ independence is assessed with respect to tax planning and advice services to be provided and in light of the prohibition of representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.

All Other Fees:	$0	$0

Under the committee’s charter, the committee must preapprove all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the committee evaluates the anticipated engagements of the independent accountants, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its Preapproval Policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The committee also considers whether the independent accountants are best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the committee reviews updates of the services actually provided and fees charged by PricewaterhouseCoopers LLP.

Requests for the independent accountants to provide additional services are presented to the committee by the Company’s chief financial or accounting officer, on an as-needed basis. The committee has delegated to the chairperson of the committee the authority to evaluate and approve engagements on the committee’s behalf in the event that a need arises for preapproval between committee meetings. Approvals of additional services will be made consistent with the Preapproval Policy and will be reported to the committee at its next scheduled meeting.

Since the effective date of the preapproval process, the committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The committee, which consists entirely of directors who meet the independence and experience requirements of the NYSE and the SEC, is furnishing the following report:

The committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for maintaining internal control over the Company’s financial reporting and for assessing the effectiveness of that control. PricewaterhouseCoopers LLP, the Company’s independent accountants, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attesting to management’s assessment of and on the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written committee charter adopted by the Board. The committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling our responsibilities for 2005, the committee:

*	Reviewed and discussed the audited financial statements for the year ended December 31, 2005, with management and PricewaterhouseCoopers LLP;

*	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards, SAS No. 61, as amended; and

*	Received written disclosures and a letter from PricewaterhouseCoopers LLP regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with them their independence.

Based on the review and discussions referred to above, the committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

Audit Committee

Richard M. Gardner, Chairman	Thomas E. Chestnut
Thomas Y. Hartley	James J. Kropid
Terrence L. Wright

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described in the proxy statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted in accordance with their best judgment. At the time this proxy statement was mailed, we knew of no other matter which might be presented for shareholder action at the meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

You are advised that any shareholder proposal intended for consideration at the 2007 Annual Meeting and inclusion in the Company’s proxy materials for that meeting must be received in writing by the Company on or before November 24, 2006. If you intend to offer any proposal at that meeting without using the Company’s proxy materials, written notice of your intended action has to be received by the Company on or before November 24, 2006, in order for your proposal to be considered timely and be presented to shareholders for consideration. All proposals to be submitted to shareholders must comply with applicable SEC rules. You must submit your proposals for inclusion in the Company’s proxy materials and notices to the Company to our Corporate Secretary, and it is recommended that you send it by Certified Mail, Return Receipt Requested to ensure timely delivery.

By Order of the Board of Directors

George C. Biehl Executive Vice President/Chief Financial Officer & Corporate Secretary

The Board of Directors recommends a vote FOR the Nominees and Proposal 2.

1. VOTE BY TELEPHONE

** QUICK ** EASY ** IMMEDIATE ** Call toll-free 1-800-660-7809 ANYTIME until midnight on May 3, 2006. There is NO CHARGE to you for this call.

•	Option A: To vote as the Board of Directors recommends on ALL proposals: Press 1.

•	Option B: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:

Item 1:	To vote for ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Item 2:	To vote FOR, Press 1; AGAINST, Press 9; ABSTAIN, Press 0. When asked, you must confirm your vote by pressing 1.

2. VOTE BY INTERNET

Our internet address is: www.proxyvoting.com/swg

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. There is no need to mail back your proxy card.

3. VOTE BY MAIL

Mark, sign and date your Proxy card and return promptly in the enclosed envelope.

ò Please detach here to Vote by Mail ò

The Board of Directors Recommends a vote FOR the Nominees.

1. ELECTION OF DIRECTORS

01 George C. Biehl	02 Thomas E. Chestnut	03 Manuel J. Cortez	04 Richard M. Gardner

05 LeRoy C. Hanneman, Jr.	06 James J. Kropid	07 Michael O. Maffie	08 Anne L. Mariucci

09 Michael J. Melarkey	10 Jeffrey W. Shaw	11 Carolyn M. Sparks	12 Terrence L. Wright

         FOR ALL          FOR ALL EXCEPT *[                                                 ]          WITHHOLD AUTHORITY FOR ALL

Note:	To withhold authority to vote for a particular nominee, mark the FOR ALL EXCEPT Box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

The Board of Directors Recommends a vote FOR this Proposal.

2.	To APPROVE the selection of PricewaterhouseCoopers LLP as independent accountants of the Company.

FOR	AGAINST	ABSTAIN

(IMPORTANT—SIGNATURE REQUIRED ON REVERSE SIDE)

SOUTHWEST GAS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, May 4, 2006

at 10:00 a.m. Pacific Daylight Time

PALMS CASINO RESORT

4321 West Flamingo Road

Las Vegas, Nevada

You can vote in one of three ways:

1.	Call toll-free 1-800-660-7809 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

2.	Vote by internet at our internet address: www.proxyvoting.com/swg

3.	Mark, sign and date your Proxy Card below and return it promptly in the enclosed envelope.

May 3, 2006 is the last day to vote your proxy by telephone or the internet.

ò Please detach here to Vote by Mail ò

Proxy

The undersigned hereby revokes all previously granted proxies and appoints Thomas Y. Hartley and LeRoy C. Hanneman, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, the Internet or by mail, all the shares of common stock of the undersigned at the Annual Meeting of Shareholders, and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment thereof.

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made by telephone, the internet or by mail, this proxy will be voted FOR the listed Nominees (Proposal 1) and Proposal 2. Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised at the meeting, the Proxies, unless otherwise instructed, will cumulatively vote their shares as provided for in the Proxy Statement.

Dated: , 2006

(Signature)

(Signature, if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.